EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The reconciling differences between these non-GAAP financial measures and our GAAP condensed consolidated financial statements in Item 8, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the Net cash provided by (used in) operating activities in the condensed statements of cash flows.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$7,335	$—	$—	$7,335
Finance revenues	—	217	(49)	168
Sales and revenues, net	7,335	217	(49)	7,503
Costs of products sold	6,221	—	—	6,221
Restructuring charges	2	—	—	2
Asset impairment charges	28	—	—	28
Selling, general and administrative expenses	925	105	(9)	1,021
Engineering and product development costs	321	—	—	321
Interest expense	205	69	(6)	268
Other expense (income), net	88	(22)	(34)	32
Total costs and expenses	7,790	152	(49)	7,893
Equity in income of non-consolidated affiliates	2	—	—	2
Income before equity income from financial services operations and income taxes	(453)	65	—	(388)
Equity income from financial services operations	55	—	(55)	—
Income (loss) before income taxes	(398)	65	(55)	(388)
Income tax benefit (expense)	69	(10)	—	59
Net income (loss)	(329)	55	(55)	(329)
Less: Net income attributable to non-controlling interests	18	—	—	18
Net income (loss) attributable to Navistar International Corporation	$(347)	$55	$(55)	$(347)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$11,061	$—	$—	$11,061
Finance revenues	—	297	(107)	190
Sales and revenues, net	11,061	297	(107)	11,251
Costs of products sold	9,245	—	—	9,245
Restructuring charges	12	—	—	12
Asset impairment charges	7	—	—	7
Selling, general and administrative expenses	840	100	(6)	934
Engineering and product development costs	319	—	—	319
Interest expense	207	105	—	312
Other expense (income), net	296	(31)	(101)	164
Total costs and expenses	10,926	174	(107)	10,993
Equity in income of non-consolidated affiliates	4	—	—	4
Income before equity income from financial services operations and income taxes	139	123	—	262
Equity income from financial services operations	99	—	(99)	—
Income before income taxes	238	123	(99)	262
Income tax benefit (expense)	5	(24)	—	(19)
Net income	243	99	(99)	243
Less: Net income attributable to non-controlling interests	22	—	—	22
Net income attributable to Navistar International Corporation	$221	$99	$(99)	$221

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$10,090	$—	$—	$10,090
Finance revenues	—	257	(97)	160
Sales and revenues, net	10,090	257	(97)	10,250
Costs of products sold	8,317	—	—	8,317
Restructuring charges	(1)	—	—	(1)
Asset impairment charges	13	1	—	14
Selling, general and administrative expenses	737	93	(2)	828
Engineering and product development costs	297	—	—	297
Interest expense	235	92	—	327
Other expense (income), net	160	(17)	(95)	48
Total costs and expenses	9,758	169	(97)	9,830
Equity in income of non-consolidated affiliates	—	—	—	—
Income before equity income from financial services operations and income taxes	332	88	—	420
Equity income from financial services operations	71	—	(71)	—
Income before income taxes	403	88	(71)	420
Income tax expense	(35)	(17)	—	(52)
Net income	368	71	(71)	368
Less: Net Income attributable to non-controlling interests	28	—	—	28
Net income attributable to Navistar International Corporation	$340	$71	$(71)	$340

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,749	$94	$—	$1,843
Restricted cash	44	86	—	130
Finance and other receivables, net	279	1,992	(369)	1,902
Inventories	761	2	—	763
Goodwill	38	—	—	38
Property and equipment, net	940	358	—	1,298
Operating lease right of use assets	117	2	—	119
Investments in and advances to financial services operations	668	—	(668)	—
Investments in non-consolidated affiliates	31	—	—	31
Deferred taxes, net	113	4	—	117
Other assets	374	22	—	396
Total assets	$5,114	$2,560	$(1,037)	$6,637
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,637	$10	$(369)	$1,278
Debt	3,496	1,834	—	5,330
Postretirement benefits liabilities	1,705	—	—	1,705
Other liabilities	2,098	48	—	2,146
Total liabilities	8,936	1,892	(369)	10,459
Stockholders' equity attributable to non-controlling interest	4	—	—	4
Stockholders' equity (deficit) attributable to controlling interest	(3,826)	668	(668)	(3,826)
Total liabilities and stockholders' equity (deficit)	$5,114	$2,560	$(1,037)	$6,637

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,328	$42	$—	$1,370
Restricted cash	50	137	—	187
Finance and other receivables, net	348	2,423	(226)	2,545
Inventories	905	6	—	911
Goodwill	38	—	—	38
Property and equipment, net	942	367	—	1,309
Investments in and advances to financial services operations	668	—	(668)	—
Investments in non-consolidated affiliates	31	—	—	31
Deferred taxes, net	115	2	—	117
Other assets	386	23	—	409
Total assets	$4,811	$3,000	$(894)	$6,917
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,554	$13	$(226)	$1,341
Debt	2,932	2,256	—	5,188
Postretirement benefits liabilities	2,103	—	—	2,103
Other liabilities	1,945	63	—	2,008
Total liabilities	8,534	2,332	(226)	10,640
Stockholders' equity attributable to non-controlling interest	3	—	—	3
Stockholders' equity (deficit) attributable to controlling interest	(3,726)	668	(668)	(3,726)
Total liabilities and stockholders' equity (deficit)	$4,811	$3,000	$(894)	$6,917

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(329)	$55	$(55)	$(329)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	135	1	—	136
Depreciation of equipment leased to others	(1)	64	—	63
Amortization of debt issuance costs and discount	6	8	—	14
Deferred income taxes	(76)	(4)	—	(80)
Asset impairment charges	28	—	—	28
Equity in income of non-consolidated affiliates	(2)	—	—	(2)
Equity in income of financial services affiliates	(55)	—	55	—
Dividends from financial services operations	30	—	(30)	—
Change in intercompany receivables and payables	61	(61)	—	—
Other, net	133	511	—	644
Net cash provided by (used in) operating activities	(70)	574	(30)	474
Cash flows from investing activities
Capital expenditures	(148)	—	—	(148)
Purchase of equipment leased to others	(2)	(95)	—	(97)
Other investing activities	18	10	—	28
Net cash used in investing activities	(132)	(85)	—	(217)
Net cash provided by (used in) financing activities	637	(486)	30	181
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(20)	(2)	—	(22)
Increase in cash, cash equivalents and restricted cash	415	1	—	416
Cash, cash equivalents and restricted cash at beginning of the year	1,378	179	—	1,557
Cash, cash equivalents and restricted cash at end of the year	$1,793	$180	$—	$1,973

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income	$243	$99	$(99)	$243
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	131	1	—	132
Depreciation of equipment leased to others	(2)	63	—	61
Amortization of debt issuance costs and discount	11	8	—	19
Deferred income taxes	(32)	1	—	(31)
Asset impairment charges	7	—	—	7
Gain on sales of investments and businesses, net	(56)	—	—	(56)
Equity in income of non-consolidated affiliates	(4)	—	—	(4)
Equity in income of financial services affiliates	(99)	—	99	—
Dividends from financial services operations	20	—	(20)	—
Dividends from non-consolidated affiliates	2	—	—	2
Change in intercompany receivables and payables	53	(53)	—	—
Other, net	121	(44)	—	77
Net cash provided by operating activities	395	75	(20)	450
Cash flows from investing activities
Maturities of marketable securities	102	—	—	102
Capital expenditures	(132)	(2)	—	(134)
Purchase of equipment leased to others	(3)	(149)	—	(152)
Other investing activities	103	13	—	116
Net cash provided by (used in) investing activities	70	(138)	—	(68)
Net cash provided by (used in) financing activities	(373)	95	20	(258)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9)	(3)	—	(12)
Increase in cash, cash equivalents and restricted cash	83	29	—	112
Cash, cash equivalents and restricted cash at beginning of the year	1,295	150	—	1,445
Cash, cash equivalents and restricted cash at end of the year	$1,378	$179	$—	$1,557

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Cash flows from operating activities
Net income	$368	$71	$(71)	$368
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	139	1	—	140
Depreciation of equipment leased to others	17	54	—	71
Amortization of debt issuance costs and discount	22	9	—	31
Deferred income taxes	6	(2)	—	4
Asset impairment charges	13	1	—	14
Equity in income of financial services operations	(71)	—	71	—
Dividends from non-consolidated affiliates	5	—	—	5
Change in intercompany receivables and payables	(84)	84	—	—
Other, net	2	(368)	—	(366)
Net cash provided by (used in) operating activities	417	(150)	—	267
Cash flows from investing activities
Purchases of marketable securities	(251)	—	—	(251)
Sales of marketable securities	460	—	—	460
Maturities of marketable securities	60	—	—	60
Capital expenditures	(112)	(1)	—	(113)
Purchase of equipment leased to others	(93)	(139)	—	(232)
Other investing activities	2	8	—	10
Net cash provided by (used in) investing activities	66	(132)	—	(66)
Net cash provided by financing activities	137	277	—	414
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(15)	5	—	(10)
Increase in cash, cash equivalents and restricted cash	605	—	—	605
Cash, cash equivalents and restricted cash at beginning of the year	690	150	—	840
Cash, cash equivalents and restricted cash at end of the year	$1,295	$150	$—	$1,445